Y
Exhibit 99.1
AXT, Inc. First Quarter 2025 Results
May 1, 2025
Page 1 of 7

AXT, Inc. Announces First Quarter 2025 Financial Results

FREMONT, Calif., May 1, 2025 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor wafer substrates, today reported financial results for the first quarter, ended March 31, 2025.

Management Qualitative Comments

“While the geopolitical environment is creating undeniable challenges, we are focusing our energies where we can drive positive returns today,” said Morris Young, chief executive officer. “Tongmei, our China subsidiary, is uniquely positioned to optimize growth opportunities in China, such as high-speed data center connectivity and LIDAR for autonomous driving, and are pursuing these and other opportunities with success across key markets for indium phosphide, gallium arsenide, and germanium substrates. We are also working tirelessly on behalf of our global customer base to ensure that we can continue to support their needs across all our products.

“We were highly disappointed with our gross margin performance in Q1,” Young continued. “We believe there is a sizeable opportunity for our gallium arsenide substrates in HBT devices for the wireless market, both within and outside of China. This represents exciting potential for which we believe our technology and products are well suited. We were excited in Q1 to have the opportunity to compete for a larger share but we stumbled in trying to scale too quickly. We continue to view this as an exciting space but are taking a more measured approach to market share expansion to ensure sure that we can execute effectively as we increase our production levels. This is now among my highest priorities here in China and the top priority of our manufacturing leadership. As such, we expect to see improvement beginning this quarter and continuing through the balance of 2025.”

First Quarter 2025 Results

In order to provide better clarity on its operational and financial results, AXT reports its financial results on both a GAAP and non-GAAP basis. Non-GAAP results exclude stock-based compensation expense. Investors can find GAAP to non-GAAP reconciliation tables in the financial statements in this earnings release.

●	Revenue for the first quarter of 2025 was $19.4 million, compared with $25.1 million for the fourth quarter of 2024 and $22.7 million for the first quarter of 2024.

●	GAAP gross margin was (6.4) percent of revenue for the first quarter of 2025, compared with 17.6 percent of revenue for the fourth quarter of 2024 and 26.9 percent for the first quarter of 2024.

AXT, Inc. First Quarter 2025 Results
May 1, 2025

●	Non-GAAP gross margin, after excluding charges for stock-based compensation, was (6.1) percent of revenue for the first quarter of 2025, compared with 17.9 percent of revenue for the fourth quarter of 2024 and 27.3 percent for the first quarter of 2024.

The company’s decline in GAAP and non-GAAP gross margin from the prior quarter was primarily the result of three factors: a 58 percent reduction in indium phosphide sales quarter-over-quarter due to trade restrictions in China, a significant yield reduction on semi-insulating gallium arsenide wafers, and under-absorbed factory overhead due to lower substrate sales.

●	GAAP net loss, after minority interests, for the first quarter of 2025 was a net loss of $8.8 million, or $0.20 per share, compared with a net loss of $5.1 million, or $0.12 per share, for the fourth quarter of 2024 and a net loss of $2.1 million, or $0.05 per share, for the first quarter of 2024.

●	Non-GAAP net loss for the first quarter of 2025 was a net loss of $8.2 million, or $0.19 per share, compared with a net loss of $4.3 million, or $0.10 per share, for the fourth quarter of 2024 and a net loss of $1.3 million, or $0.03 per share, for the first quarter of 2024.

STAR Market Listing Update

On January 10, 2022, AXT announced that Beijing Tongmei Xtal Technology Co., Ltd. (“Tongmei”), its subsidiary in Beijing, China, submitted to the Shanghai Stock Exchange (the “SSE”) its application to list its shares in an initial public offering (the “IPO”) on the SSE’s Sci-Tech innovAtion boaRd (the “STAR Market”) and the application was accepted for review. Subsequently, Tongmei responded to several rounds of questions received from the SSE. On July 12, 2022, the SSE approved the listing of Tongmei’s shares in an IPO on the STAR Market. On August 1, 2022, the China Securities Regulatory Commission (the “CSRC”) accepted for review Tongmei’s IPO application. The STAR Market IPO remains subject to review and approval by the CSRC and other authorities. The process of going public on the STAR Market includes several periods of review and, therefore, is a lengthy process. Subject to review and approval by the CSRC and other authorities, Tongmei hopes to accomplish this goal in the coming months. AXT has posted a brief summary of the plan and the process on its website at http://www.axt.com.

AXT, Inc. First Quarter 2025 Results
May 1, 2025

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (800) 715-9871 (passcode 4378083). The call will also be simulcast at www.axt.com. Replays will be available at (800) 770-2030 (Playback ID: 4378083 followed by # key) until May 15, 2025. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor wafer substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s wafer substrates are used when a typical silicon wafer substrate cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains sales, administration and customer service functions. AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the company has partial ownership in more than ten companies in China producing raw materials and consumables for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, the company provides certain non-GAAP financial measures that exclude stock-based compensation in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. The company believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and provide better comparability with our peer companies, many of which also use similar non-GAAP financial measures. Further, the company believes that these non-GAAP financial measures offer an important analytical tool to help investors understand the company’s core operating results and trends. In addition, management uses non-GAAP financial measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark its performance externally against peer companies. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the company’s non-GAAP financial measures as tools for comparison. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand

AXT, Inc. First Quarter 2025 Results
May 1, 2025

its business. A reconciliation of our GAAP consolidated financial statements to our non-GAAP consolidated financial statements is provided below.

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the timing and completion of the proposed listing of shares of Tongmei on the STAR Market. Additional examples of forward-looking statements include statements regarding the market demand for our products, our product mix, our growth prospects and opportunities for continued business expansion, including trends, new applications and the ramping of Tier-1 customers, our market opportunity, our ability to lead our industry, our expectations with respect to our business prospects and financial results, including our gross margin performance, and our development of larger diameter substrates that we believe will enable the next generation of technology innovation across a number of end-markets. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the requests for redemptions by private equity funds in China of investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market and geopolitical tensions between China and the United States. Additional uncertainties and factors include, but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory shutdowns as a result of air pollution in China or COVID-19; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China; and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

###

FINANCIAL TABLES TO FOLLOW

AXT, Inc. First Quarter 2025 Results
May 1, 2025

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024

Revenue	$19,356	$22,688
Cost of revenue	20,597	16,594
Gross profit (loss)	(1,241)	6,094
Operating expenses:
Selling, general and administrative	5,916	6,227
Research and development	3,118	3,214
Total operating expenses	9,034	9,441
Loss from operations	(10,275)	(3,347)
Interest expense, net	(269)	(349)
Equity in income of unconsolidated joint ventures	248	890
Other income, net	354	1,032
Loss before provision for income taxes	(9,942)	(1,774)
Provision for income taxes	74	274
Net loss	(10,016)	(2,048)
Less: Net (income) loss attributable to noncontrolling interests and redeemable noncontrolling interests	1,218	(35)
Net loss attributable to AXT, Inc.	$(8,798)	$(2,083)
Net loss attributable to AXT, Inc. per common share:
Basic	$(0.20)	$(0.05)
Diluted	$(0.20)	$(0.05)
Weighted-average number of common shares outstanding:
Basic	43,554	42,987
Diluted	43,554	42,987

AXT, Inc. First Quarter 2025 Results
May 1, 2025

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$31,584	$22,833
Restricted cash	6,600	10,978
Accounts receivable, net	22,863	25,640
Inventories	80,409	85,077
Prepaid expenses and other current assets	8,075	13,744
Total current assets	149,531	158,272
Property, plant and equipment, net	159,035	159,721
Operating lease right-of-use assets	2,353	2,479
Other assets	22,558	18,842
Total assets	$333,477	$339,314
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,106	$12,356
Accrued liabilities	11,630	14,556
Short-term loans	52,520	47,264
Total current liabilities	75,256	74,176
Noncurrent operating lease liabilities	1,855	1,977
Other long-term liabilities	10,194	8,253
Total liabilities	87,305	84,406

Redeemable noncontrolling interests	38,125	38,577

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	46	45
Additional paid-in capital	242,147	241,514
Accumulated deficit	(52,462)	(43,664)
Accumulated other comprehensive loss	(8,226)	(8,657)
Total AXT, Inc. stockholders’ equity	185,037	192,770
Noncontrolling interests	23,010	23,561
Total stockholders’ equity	208,047	216,331
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$333,477	$339,314

AXT, Inc. First Quarter 2025 Results
May 1, 2025

AXT, INC.

Reconciliation of Statements of Operations Under GAAP and Non-GAAP

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2025	2024
GAAP gross profit (loss)	$(1,241)	$6,094
Stock-based compensation expense	63	105
Non-GAAP gross profit (loss)	$(1,178)	$6,199

GAAP operating expenses	$9,034	$9,441
Stock-based compensation expense	583	704
Non-GAAP operating expenses	$8,451	$8,737

GAAP loss from operations	$(10,275)	$(3,347)
Stock-based compensation expense	646	809
Non-GAAP loss from operations	$(9,629)	$(2,538)

GAAP net loss	$(8,798)	$(2,083)
Stock-based compensation expense	646	809
Non-GAAP net loss	$(8,152)	$(1,274)

GAAP net loss per diluted share	$(0.20)	$(0.05)
Stock-based compensation expense per diluted share	$0.01	$0.02
Non-GAAP net loss per diluted share	$(0.19)	$(0.03)

Shares used to compute diluted net income per share	43,554	42,987